Exhibit 99.1

NEWS RELEASE

127 Industry Boulevard — N. Huntingdon, PA 15642 — (724) 863-9663

FOR IMMEDIATE RELEASE

The ExOne Company Launches Offering of Common Stock by the Company and Certain Selling Stockholders

NORTH HUNTINGDON, PA, September 3, 2013 — The ExOne Company (NASDAQ: XONE) (“ExOne” or the “Company”), a global provider of three-dimensional (“3D”) printing machines and printed products to industrial customers, announced today the launch of an underwritten public offering of 2,656,000 shares of its common stock, of which 1,106,000 shares of common stock will be sold by ExOne and 1,550,000 shares of common stock will be sold by certain selling stockholders. The underwriters will have an option to purchase up to an additional 398,400 shares of common stock from certain of the selling stockholders. ExOne currently anticipates pricing the offering during the week of September 9, 2013.

FBR will be acting as the book-running manager for the offering. BB&T Capital Markets, Stephens Inc. and Canaccord Genuity Inc. will be acting as the co-managers for the offering. When available, copies of the written prospectus for the offering may be accessed through the Securities and Exchange Commission’s website at www.sec.gov, or may be obtained from FBR, Attention: Syndicate Prospectus Department, 1001 Nineteenth Street North, Arlington, Virginia 22209, Telephone: 703-312-9500, Email: prospectuses@fbr.com.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A copy of the registration statement can be accessed through the website of the Securities and Exchange Commission at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. This offering may only be made by means of a prospectus.

About ExOne

ExOne is a global provider of 3D printing machines and printed products to industrial customers. ExOne’s business primarily consists of manufacturing and selling 3D printing machines and printing products to specification for its customers using its in-house 3D printing machines. ExOne offers pre-production collaboration and prints products through Production Service Centers, which are located in the United States, Germany and Japan. ExOne builds 3D printing machines at its facilities in the United States and Germany. ExOne also supplies the associated products, including consumables and replacement parts, and other services, including training and technical support, necessary for purchasers of its machines to print products.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

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The ExOne Company Launches Offering of Common Stock by the Company and Certain Selling Stockholders

September 3, 2013

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “estimates,” “projects,” “typically,” “anticipates,” “believes,” “appears,” “could,” “plan,” and other similar words. Such statements include, but are not limited to, statements concerning future revenue and earnings, involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, which include our ability to qualify more materials in which we can print; the availability of skilled personnel; our strategy, including the expansion and growth of our operations; the impact of loss of key management; our plans regarding increased international operations in additional international locations; sufficiency of funds for required capital expenditures, working capital, and debt service; the adequacy of sources of liquidity; expectations regarding demand for our industrial products, operating revenues, operating and maintenance expenses, insurance expenses and deductibles, interest expenses, debt levels, and other matters with regard to outlook; demand for aerospace, automotive, energy and other industrial products; the impact of disruption of our manufacturing facilities or PSCs; liabilities under laws and regulations protecting the environment; the impact of governmental laws and regulations; operating hazards, war, terrorism and cancellation or unavailability of insurance coverage; the effect of litigation and contingencies; and the adequacy of our protection of our intellectual property, and other factors disclosed in the Company’s Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission. Because they are forward-looking, these statements should be evaluated in light of important risk factors and uncertainties.

Should one or more of these risks or uncertainties materialize, or should any of ExOne’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

For more information, contact:

Media:	Investors:

Nicole McEwen	John Irvin	Deborah K. Pawlowski
Marketing Director	Chief Financial Officer	Kei Advisors LLC
(724) 765-1328	(724) 765-1310	(716) 843-3908
nicole.mcewen@exone.com	john.irvin@exone.com	dpawlowski@keiadvisors.com

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